EX-10.5

                      FORM OF VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT, dated as of August 13, 2007, (this "AGREEMENT"), by and among AG Delta Holdings, LLC, a Delaware limited liability company ("PURCHASER"), Pabrai Investment Fund 3, Ltd., a British Virgin Island corporation ("PIF3"), Pabrai Investment Fund II, LP, an Illinois limited partnership ("PIF2"), Pabrai Investment Fund IV, LP, a Delaware limited partnership ("PIF4"), The Dakshana Foundation ("Dakshana"), Dalal Street, LLC, a California limited liability company ("DALAL STREET", and collectively with PIF3, PIF2, PIF4 and Dakshana, the "PIF PARTIES"), and the stockholders of Delta Financial Corporation, a Delaware corporation (the "COMPANY"), that are parties hereto (each, a "SHAREHOLDER" and, collectively, the "SHAREHOLDERS").

                              W I T N E S S E T H:

                  WHEREAS, Purchaser and the Company are, concurrently with the execution and delivery of this Agreement, entering into a Warrant Acquisition Agreement, dated as of the date hereof (including the exhibits thereto, the "WARRANT AGREEMENT"; capitalized terms used but not defined herein shall have the meanings given to such terms in the Warrant Agreement) pursuant to which Purchaser will acquire the Warrants to purchase up to 10,000,000 shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK");

                  WHEREAS, pursuant to a purchase agreement (the "NOTE PURCHASE AGREEMENT"), the PIF Parties are purchasing a series of the Company's convertible notes (the "NOTES"), which may be converted into up to 2,000,000 shares of the Company's Common Stock;

                  WHEREAS, as of the date hereof, each Shareholder is the record and beneficial owner of the number of shares of the Common Stock set forth on the signature page hereof beneath such Shareholder's name (with respect to each Shareholder, such Shareholder's "EXISTING SHARES" and, together with any shares of Common Stock or other securities or voting capital stock of Company acquired by such Shareholder after the date hereof, the "SHARES"); and

                  WHEREAS, as a condition to its willingness to enter into the Warrant Agreement, Purchaser has requested that the Shareholders enter into this Agreement.

                  WHEREAS, as a condition to purchasing the Notes, the investors therein have requested that the Shareholders enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                     VOTING

                  1.1 AGREEMENT TO VOTE. Each Shareholder agrees that, from and after the date hereof and until this Agreement is terminated pursuant to Section 4.1, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, relating to any proposed action by the stockholders of the Company with respect to the matters set forth in Section 1.1(b) below (such meeting or written consent, the "STOCKHOLDERS' MEETING"), such Shareholder shall:


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                  (a) appear at each such meeting or otherwise cause all Shares that are beneficially owned or held of record by such Shareholder to be counted as present thereat for purposes of calculating a quorum; and

                  (b) vote (or cause to be voted), in person or by proxy, all Shares, and any other voting securities of the Company (whenever acquired), that are owned beneficially or of record by such Shareholder or as to which he has, directly or indirectly, the right to vote or direct the voting, (i) in favor of the approval of the issuance by the Company of the Warrant Shares pursuant to the terms of the Warrant Agreement and any other action of the Company's stockholders requested in furtherance thereof, (ii) in favor of the issuance of the shares of Common Stock issuable upon conversion of the Notes and any other action of the company's stockholders requested in furtherance thereof, (iii) any "change of control" of the Company that may be deemed to have occurred as a result of the issuances contemplated by the transactions referred to in clauses
(i) and (ii), (iv) against any action or agreement submitted for adoption of the stockholders of the Company that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Warrant Agreement or the Purchase Agreement or of such Shareholder contained in this Agreement; and (v) against any action, agreement or transaction submitted for adoption to the stockholders of the Company that such Shareholder would reasonably expect is intended, or would reasonably be expected, to materially impede, interfere or be inconsistent with, delay or materially and adversely affect this Agreement or the consummation of the transaction contemplated by the Warrant Agreement, the Purchase Agreement or the Financing Agreements (as defined in the Warrant Agreement).

                  1.2 PROXY. As security for such Shareholder's obligations under Section 1.1, each Shareholder hereby irrevocably constitutes, appoints and grants to Purchaser (and any person designated in writing by Purchaser) as his attorney in fact and proxy, with full power of substitution and resubstitution, to cause the Shares owned beneficially and of record by such Shareholder as indicated in Section 1.1 above to be counted as present at any meeting of Shareholders and to vote such Shares thereat (which proxy shall be limited to the matters set forth in Section 1.1 relating to the Warrant Agreement and the Financing Agreements). EACH PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Shareholder agrees to take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. Each such proxy will expire automatically and without further action by the parties upon termination of this Agreement.

                  1.3 NO INCONSISTENT AGREEMENTS. Each Shareholder hereby covenants and agrees that, except as contemplated by this Agreement, such Shareholder (a) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to such Shareholder's Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to such Shareholder's Shares, in either case which is inconsistent with such Shareholder's obligations hereunder.


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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                  2.1 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder hereby, severally and not jointly, represents and warrants to Purchaser as follows:

                  (a) AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Such Shareholder has full power and authority to execute and deliver this Agreement, to perform such Shareholder's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general equity principles).

                  (b) OWNERSHIP. Such Shareholder's Existing Shares are, and all of his Shares from the date hereof through the termination of this Agreement will be, owned beneficially and of record by such Shareholder (subject to any dispositions of Shares permitted by Section 3.1 hereof). As of the date hereof, such Shareholder's Existing Shares are the only shares of Common Stock held of record, beneficially owned by or for which voting power or disposition power is held or shared by such Shareholder. Subject to Section 3.1, such Shareholder has, and will have at all times while this Agreement remains in effect, sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I or Section 3.1 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Shareholder's Existing Shares and with respect to all of such Shareholder's Shares at the time of the Stockholders' Meeting, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Such Shareholder has good title to such Shareholder's Existing Shares, free and clear of any liens or encumbrances, and such Shareholder will have good title to such Existing Shares and any additional Shares acquired by such Shareholder after the date hereof and prior to the Stockholder's Meeting, free and clear of any liens.

                  (c) NO VIOLATION. The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of his obligations under this Agreement will not, (i) to such Shareholder's knowledge, conflict with or violate any law, ordinance or regulation applicable to such Shareholder or by which any of his assets or properties is bound or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any lien on the properties or assets of such Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of his assets or properties is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Shareholder to perform his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.


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                                   ARTICLE III

                                 OTHER COVENANTS

                  3.1 FURTHER AGREEMENTS OF THE SHAREHOLDERS. (a) Each Shareholder, severally and not jointly, hereby agrees, while this Agreement is in effect, and except as expressly contemplated hereby, not to sell, transfer, pledge, encumber, assign, distribute, gift or otherwise dispose of (collectively, a "TRANSFER"), or enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Company, or enter into any contract, option or other arrangement or understanding with respect to any Transfer (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of, any of such Shareholder's Existing Shares, any additional Shares acquired beneficially or of record by such Shareholder after the date hereof, or any interest therein, except in each case to a person or entity who agrees in writing, pursuant to an agreement delivered to and in form and substance acceptable to Purchaser, to be bound by this Agreement as a Shareholder and be subject to the terms hereof.

                  (b) In case of a stock dividend or distribution, or any change in Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

                  (c) Each Shareholder agrees, severally and not jointly, while this Agreement is in effect, not to (i) take, agree or commit to take any action that would make any representation and warranty of such Shareholder, as applicable, contained in this Agreement inaccurate in any respect as of any time during the term of this Agreement or (ii) agree or commit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time. Each Shareholder, severally and not jointly, further agrees to fully cooperate with Purchaser and the PIF Parties, as and to the extent reasonably requested by Purchaser or any of the PIF Parties, to effect the transactions contemplated hereby.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  4.1 TERMINATION. This Agreement shall terminate upon both (i) the earlier to occur of (a) the vote in favor of the approval of the issuance by the Company of the Warrant Shares pursuant to the terms of the Warrant Agreement and (b) the termination of the Warrant Agreement pursuant to its terms and (ii) the earlier to occur of (a) the obtaining of the requisite stockholder approval in accordance with Section 203 of the Delaware General Corporation Law and applicable Nasdaq Global Market corporate governance rules of the issuance of Common Stock upon conversion of the Notes and (b) payment in full of all amounts due and owing with respect to the Notes. In the event of such termination, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party.


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                  4.2 FURTHER ASSURANCES. From time to time, at the other
party's request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

                  4.3 NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the applicable Shareholder, and Purchaser shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Shareholders in the voting of any of the Shares, except as otherwise provided herein.

                  4.4 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, faxed (with confirmation) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Purchaser to:

                           AG Delta Holdings, LLC
                           c/o Angelo, Gordon & Co.
                           245 Park Avenue
                           New York, New York  10167
                           Attention: Salah Saabneh
                           Facsimile: (212) 867-4368

                  with an additional copy (which shall not constitute notice) to:

                           Kirkland & Ellis, LLP
                           153 East 53rd Street
                           New York, New York 10022
                           Attention: Michael Edsall, Esq.
                           Facsimile: 212-446-4900

                  (b) if to any of the PIF Parties:

                           Mohnish Pabrai
                           Managing Partner
                           Pabrai Investment Funds
                           114 Pacifica, #240
                           Irvine, CA 92618-3321
                           Fax:


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                  with an additional copy (which shall not constitute notice)
                  to:

                           Sonnenschein Nath & Rosenthal LLP
                           7800 Sears Tower
                           233 South Wacker Drive
                           Chicago, IL  60606-6404
                           Attention: Michael D. Rosenthal, Esq.
                           Facsimile: 312-876-7934

                  (c) if to a Shareholder, as provided on the signature pages hereof.

                  4.5 INTERPRETATION. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" when used in this Agreement is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                  4.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by facsimile) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that both parties need not sign the same counterpart.

                  4.7 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (together with the Warrant Agreement, to the extent referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to and shall not confer upon any person other than the parties any legal or equitable rights or remedies.

                  4.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                  4.9 SPECIFIC ENFORCEMENT; CONSENT TO JURISDICTION. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with


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their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of New York or any federal court sitting in the Southern District of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) irrevocably and unconditionally consents to submit itself to the exclusive jurisdiction and venue of the Supreme Court of the State of New York (or, in the case of any claim as to which the federal courts have exclusive subject matter jurisdiction, the Federal Court of the United States of America sitting in the Southern District of New York) in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement,
(b) agrees that all claims in respect of such action or proceeding must be commenced, and may be heard and determined, exclusively in the aforementioned courts (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the aforementioned courts; and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the aforementioned courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 4.4.

                  4.10 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  4.11 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  4.12 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, and any assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        AG DELTA HOLDINGS, LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        PABRAI INVESTMENT FUND 3, LTD.


                                        By:
                                           -------------------------------------
                                           Name:  Mohnish Pabrai
                                           Title: President


                                        PABRAI INVESTMENT FUND II, L.P.


                                        By: Dalal Street LLC, its general
                                            partner


                                        By:
                                           -------------------------------------
                                           Name:  Mohnish Pabrai
                                           Title: Chief Executive Officer


                                        PABRAI INVESTMENT FUND IV, L.P.


                                        By: Dalal Street LLC, its general
                                            partner


                                        By:
                                           -------------------------------------
                                           Name:  Mohnish Pabrai
                                           Title: Chief Executive Officer


                                        DALAL STREET, LLC


                                        By:
                                           -------------------------------------
                                           Name:  Mohnish Pabrai
                                           Title: Chief Executive Officer



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

                                        THE DAKSHANA FOUNDATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        [SHAREHOLDER]


                                        ----------------------------------------

                                        Number of Existing Shares:  _____

                                        Notices:

                                        Address:
                                        Attention:
                                        Facsimile:



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